UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

MyMD Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 601

Baltimore, MD 21205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 848-8698

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MYMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2024, Adam Kaplin, M.D., Ph.D., who served as Chief Scientific Officer of MyMD Pharmaceuticals, Inc. (the “Company”), tendered his resignation from his role as an officer of the Company, effective immediately. Dr. Kaplin’s resignation was not in connection with any disagreement between Dr. Kaplin and the Company, its management, the Company’s board of directors or any committee thereof on any matter relating to the Company’s operations, policies or practices, or any other matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYMD PHARMACEUTICALS, INC.

Date: April 18, 2024	By:	/s/ Christopher Chapman, M.D.
Christopher Chapman, M.D.
President and Chief Medical Officer